UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2017

HIGHLIGHT NETWORKS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-35357	26-150752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20F, Longhai Fortune Center 42 Ziwei Road, Shima Town, Zhangzhou City Fujian Province, China	363199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 596-6565220

2371 Fenton Street

Chula Vista, CA 91914

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01	Changes in Control of Registrant.

Pursuant to a stock purchase agreement (the “Agreement”), by and between Jose R. Mayorquin (the “Seller”) and Xiamen Lutong International Travel Agency Co., Ltd. (the “Purchaser”), on January 29, 2017, the Seller sold 57,000,000 shares of common stock, par value $0.001 per share, of Highlight Networks, Inc. (the “Company”), to the Purchaser in consideration for $133,867.61 in cash from corporate funds of the Purchaser (the “Transaction”). Following consummation of the Transaction, the Purchaser holds 98% of the voting securities of the Company, based on 58,167,600 shares outstanding as of the date hereof. The Transaction has resulted in a change in control of the Company from the Seller to the Purchaser.

Reference is made to the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2017, filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2017, for such information reflecting the Company and its securities that would be required if the Company was filing a general form for registration of securities on Form 10 under the Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transaction, Jose R. Mayorquin, the sole officer and director of the Company, resigned from all of his officer positions with the Company, including Chief Executive Officer, President, and Chief Financial Officer, effective immediately upon the consummation of the Transaction but will remain a director of the Company, until ten (10) days following the date on which the Company files a Schedule 14F-1 with the SEC and mails the same to the holders of record of the Company, in connection with the Transaction.

Zhenhui Huang was appointed as the President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company, effective immediately upon the consummation of the Transaction. Mr. Huang, 39, has been serving as a director of Xiamen Lutong International Travel Agency Co., Ltd. since January 2014. From January 2009 to January 2014, he was the general manager of Zhangzhou Baihui Business Service Co., Ltd., an online e-commerce company. Mr. Huang obtained his junior college diploma in medicine from Chinese People's Liberation Army Fuzhou Medical College. Mr. Huang will serve as the Company’s officer for a term of three years.

In addition, Qiyi Zheng was appointed as a director and Chairman of the Board of the Company, effective upon consummation of the Transaction and until the next annual meeting of shareholders of the Company or until his resignation or sooner removal and otherwise until his successor is elected and qualified. Mr. Zheng, 36, has been serving as Chairman of Xiamen Lutong International Travel Agency Co., Ltd. since January 2014. Prior to that, he was the Chairman of Shenzhen Junfu Travel Agency Co., Ltd. from January 2010 to January 2014. Mr. Zheng obtained his junior college diploma in electronics from Fujian Nan’an Practical Art Secondary Vocational School.

Neither Mr. Huang nor Mr. Zheng is currently compensated for serving in any of his positions as an officer or director of the Company. There is no family relationship between any of our directors or executive officers. There have been no transactions regarding Mr. Zheng or Mr. Huang that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2018

Highlight Networks, Inc.

By: /s/ Zhenhui Huang

Name: Zhenhui Huang

Title: Chief Executive Officer and Chief

Financial Officer

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